UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):    NOVEMBER 8, 2004


                               ANZA CAPITAL, INC.
             (Exact name of registrant as specified in its charter)


              NEVADA                     O-24512               88-1273503
         (State or other               (Commission          (I.R.S. Employer
  jurisdiction of incorporation)       File Number)        Identification No.)


                         3200 BRISTOL STREET, SUITE 700
                              COSTA MESA, CA  92626
              (Address of principal executive offices)  (zip code)


                                 (714) 866-2100
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report.)

ITEM  8.01     OTHER  EVENTS

Results  of  2004  Annual  Shareholders  Meeting
------------------------------------------------

     We held our 2004 Annual Meeting of Shareholders on November 8, 2004, in Las Vegas, Nevada. There were individuals representing 4,222,231 votes present at the meeting, either in person or by proxy, which represented over 50% of the 8,278,878 total outstanding votes of the Company, so a quorum was present. At the meeting the shareholders approved the following agenda items as set forth in the Company's 14C Information Statement on file with the SEC:

     1. The election of one (1) director, namely Vincent Rinehart, to serve until the next Annual Meeting of Shareholders and thereafter until a successor is elected and qualified. Mr. Rinehart was a director prior to the meeting. The results of the voting were as follows:

-----------------------------------------------------------------------------------------
Director          Votes For  Votes Against  Votes Withheld  Abstentions  Broker Non-Votes
----------------  ---------  -------------  --------------  -----------  ----------------
Vincent Rinehart  4,222,231            -0-             -0-          -0-               -0-
-----------------------------------------------------------------------------------------

     2. The ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as independent auditors of the Company for the fiscal year ending April 30, 2005. The results of the voting were as follows:

-----------------------------------------------------------------------
Votes For  Votes Against  Votes Withheld  Abstentions  Broker Non-Votes
---------  -------------  --------------  -----------  ----------------
4,222,231            -0-             -0-          -0-               -0-
-----------------------------------------------------------------------

     A more detailed description of each agenda item at the 2004 Annual Shareholders Meeting can be found in our Schedule 14C Information Statement dated and filed with the Securities and Exchange Commission on October 8, 2004.

EXHIBITS

     None.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 10, 2004             Anza Capital, Inc.,
                                      a Nevada corporation


                                      /s/  Vincent  Rinehart
                                      ------------------------------------------
                                      By   Vincent  Rinehart
                                      Its: President and Chief Executive Officer